Exhibit 10.2

April 24, 2020

Nancy DiMattia

[Address Omitted]

Dear Nancy:

This letter memorializes our recent discussions regarding our collective response to the COVID-19 pandemic and its dramatic impact on our community, our economy, and Tile Shop Holdings, Inc. (the “Company”).

You have voluntarily agreed, during the Specified Period (as defined below), to (i) reduce your rate of base salary by 20% from your current rate of base salary of $250,000.03 (your “Regular Salary”) to a rate of base salary of $200,000.02 (your “Reduced Salary”) and (ii) work from your home at the address set forth above underneath your name (your “Home Location”) and/or your principal office location (your “Regular Location”) as contemplated by the employment agreement between the Company and you dated September 6, 2019 (the “Employment Agreement”). The “Specified Period” shall mean the period commencing on April 16, 2020 and continuing until the Board of Directors of the Company otherwise determines.

For the avoidance of doubt, for all purposes of the definitions of “Constructive Termination” and “Good Reason” set forth in the Employment Agreement, references to your “annual base salary” shall mean your Reduced Salary and references to your “principal office location” shall mean your Home Location and/or your Regular Location, in each case, during the Specified Period.

Notwithstanding the foregoing, for all purposes of subparagraph (A) of the “Severance” paragraph of the Employment Agreement, determinations made by reference to your “base salary” shall be based on your Regular Salary during the Specified Period.

Except as modified hereby, the Employment Agreement shall remain in full force and effect.

Please indicate your agreement to the foregoing by your signature below.

Best Regards,

TILE SHOP HOLDINGS, INC.

By: /s/ Cabell Lolmaugh

Name: Cabell Lolmaugh

Title: Chief Executive Officer

Acknowledged and Agreed as of April 24, 2020:

/s/ Nancy DiMattia

Nancy DiMattia

THE TILE SHOP | 14000 CARLSON PARKWAY | PLYMOUTH MN 55441 | 888-398-6595